CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Sunflower Group Limited

We consent to the use in this Registration Statement on Form F-1/A (Registration No. 333-171473) of our report dated December 1, 2010, relating to the consolidated financial statements of China Sunflower Group Limited and Subsidiaries for the years ended December 31, 2009 and 2008.

We also consent to the use of our name and the reference to us in the “Experts” section of the Registration Statement.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
February 28, 2011